UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

March 16, 2016
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	001-34998 (Commission File Number)	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

4699 Old Ironsides Drive, Suite 300 Santa Clara, California 95054
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events.

As previously disclosed by Uni-Pixel, Inc. (the “Company”), on November 19, 2013, the Company learned that the Fort Worth Regional Office of the SEC issued subpoenas concerning the Company's agreements related to its InTouch™ Sensors. The Company cooperated fully with the SEC regarding this non-public, fact-finding inquiry.

On March 16, 2016, the U.S. District Court for the Southern District of Texas, Houston Division, issued its Final Judgment as to Defendant Uni-Pixel, Inc. (the “Final Judgment”) on a complaint filed on March 9, 2016 by the SEC pursuant to the Company's consent. Without admitting or denying the allegations of the SEC's complaint, the Company consented to the Final Judgment, which permanently enjoins the Company from violating Sections 10(b) and 13(b)(2)(A) and (B) of the Securities Exchange Act of 1934 (the “Exchange Act”), Rule 10b-5 of the SEC and Section 17(a) of the Securities Act of 1933. The Final Judgment also permanently enjoins the Company from filing with the SEC any periodic report pursuant to Section 13(a) of the Exchange Act and Rules 13a-1, 13a-11, 13a-13 and 12b-20 of the SEC, which contains any untrue statement of material fact, or which omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or which fails to comply in any material respect with the requirements of Section 13(a) of the Exchange Act and the rules and regulations thereunder. The Final Judgment also provides for a civil penalty to be paid in installments through December 2018 by the Company.  The foregoing description of the Final Judgment does not purport to be complete and is qualified in its entirety by reference to the copy of the Final Judgment filed herewith as Exhibit 99.1 and incorporated herein by reference in response to this Item 8.01.

Item 9.01.                          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Final Judgment as to Defendant Uni-Pixel, Inc. dated March 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Uni-Pixel, Inc.

Date: March 18, 2016	By:	/s/ Christine Russell
Christine Russell, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Final Judgment as to Defendant Uni-Pixel, Inc. dated March 16, 2016.